Exhibit 23

Consent of Independent Registered Certified Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-59064 and No. 333-128625) of Aerosonic Corporation of our report dated March 10, 2006, relating to our audit of the consolidated financial statements and the financial statement schedule which appear in this Annual Report on Form 10-K of Aerosonic Corporation for the year ended January 31, 2006.

/s/  Tedder, James, Worden & Associates, P.A.

Orlando, Florida

March 28, 2006